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                           TRUSTEES POWER OF ATTORNEY

City of Minneapolis
State of Minnesota

         Each of the undersigned, as trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                            1940 Act
                                            Reg. Number

         Growth Trust                       811-07395
         Growth and Income Trust            811-07393
         Income Trust                       811-07307
         Tax-Free Income Trust              811-07397
         World Trust                        811-07399

hereby constitutes and appoints William R. Pearce and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Act and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

         Dated the 8th day of January, 1997.


/s/  H. Brewster Atwater, Jr.               /s/  Melvin R. Laird
     H. Brewster Atwater, Jr.                    Melvin R. Laird

/s/  Lynne V. Cheney                        /s/  William R. Pearce
     Lynne V. Cheney                             William R. Pearce

/s/  William H. Dudley                      /s/  Alan K. Simpson
     William H. Dudley                           Alan K. Simpson

/s/  Robert F. Froehlke                     /s/  Edson W. Spencer
     Robert F. Froehlke                          Edson W. Spencer

/s/  David R. Hubers                        /s/  John R. Thomas
     David R. Hubers                             John R. Thomas

/s/  Heinz F. Hutter                        /s/  Wheelock Whitney
     Heinz F. Hutter                             Wheelock Whitney

/s/  Anne P. Jones                          /s/  C. Angus Wurtele
     Anne P. Jones                               C. Angus Wurtele